AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 1996.
                                                    REGISTRATION NO. 333-[_____]

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                            GOLDEN EAGLE GROUP, INC.
             (Exact name of Registrant as specified in its charter)
              DELAWARE                                       4712
    (State or other jurisdiction                 (Primary standard industrial
  of incorporation or organization)               classification code number)
                             ----------------------

                                   65-0353755
                                (I.R.S. Employer
                               Identification No.)

                               120 STANDIFER DRIVE
                               HUMBLE, TEXAS 77338
                                 (713) 446-2656
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)
                             ----------------------

                                PATRICK H. WESTON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            GOLDEN EAGLE GROUP, INC.
                               120 STANDIFER DRIVE
                               HUMBLE, TEXAS 77338
                                 (713) 446-2656
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ----------------------

                                 With a Copy to:

                             DAVID S. PETERMAN, P.C.
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                         1900 PENNZOIL PLACE-SOUTH TOWER
                              711 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                                 (713) 220-5800
                             ----------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

     TITLE OF EACH CLASS           AMOUNT TO BE        PROPOSED MAXIMUM            PROPOSED MAXIMUM              AMOUNT OF
OF SECURITIES TO BE REGISTERED      REGISTERED         OFFERING PRICE(1)       AGGREGATE OFFERING PRICE(1)   REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01      920,000 shares             $3.25                    $2,990,000                  $1,031
per share, Issuable upon
Exercise of Warrants

Common Stock, par value $.01      838,000 shares
per share, Offered for the                                   $4.75                    $3,980,500                  $1,372
Account of Security Holders
================================================================================================================================

(1) Estimated pursuant to Rule 457(a) solely for the purpose of calculating the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              CROSS-REFERENCE SHEET

                        PURSUANT TO RULE 404 AND ITEM 501
                                OF REGULATION S-K

        FORM S-3 ITEM NUMBER AND CAPTION                                     LOCATION OR CAPTION IN PROSPECTUS
1.   Forepart of the Registration Statement and
     Outside Front Cover Page of Prospectus.................             Front Cover Page of Registration
                                                                         Statement; Outside Front Cover Page of
                                                                         Prospectus

2.   Inside Front and Outside Back Cover Page of
     Prospectus.............................................             Inside Front and Outside Back Cover
                                                                         Pages of Prospectus

3.   Summary Information, Risk Factors and Ratio of
     Earnings to Fixed Charges..............................              Risk Factors

4.   Use of Proceeds........................................             Use of Proceeds

5.   Determination of Offering Price........................             Plan of Distribution

6.   Dilution...............................................             Not Applicable

7.   Selling Security Holders...............................             Use of Proceeds; Principal and Selling
                                                                         Stockholders; Plan of Distribution;
                                                                         Incorporation of Certain Documents by
                                                                                                           Reference

8.   Plan of Distribution...................................             Plan of Distribution

9.   Description of Securities to be Registered.............             Incorporation of Certain Documents by
                                                                         Reference

10.  Interests of Named Experts and Counsel.................             Legal Matters; Experts

11.  Information With Respect to the Registrant.............             Outside Front and Inside Cover Pages;
                                                                         Prospectus Summary; The Company;
                                                                         Risk Factors; Principal and Selling
                                                                         Stockholders; Incorporation of Certain
                                                                         Documents by Reference

12.  Incorporation of Certain Information by
     Reference..............................................             Available Information; Incorporation of
                                                                         Certain Documents by Reference

13.  Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities.........             Not Applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 1996

                                                                      PROSPECTUS

                                1,758,000 SHARES

                            GOLDEN EAGLE GROUP, INC.

                                  Common Stock

         This Prospectus covers an aggregate of 1,758,000 shares of Common Stock, par value $.01 per share (the "Common Stock") of Golden Eagle Group, Inc., a Delaware corporation (the "Company"). Of such shares, 920,000 shares of Common Stock are offered by the Company for issuance to holders of Warrants (the "Warrants") to purchase Common Stock for $3.25 per share expiring on November 23, 1997, and 838,000 shares of Common Stock are offered by the holders thereof (the "Selling Stockholders"). The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders. See "Selling Stockholders." The Company will receive proceeds only upon the exercise of the Warrants by warrant holders.

         The Selling Stockholders may sell the Common Stock offered hereby in open market or block transactions or otherwise in accordance with the rules of Boston Stock Exchange or the National Association of Securities Dealers, Inc. (the "NASD"), or in private transactions, at prices related to the prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of shares for whom such broker-dealers may act as agent or to whom they sell as principal or both. Upon any sale of shares of Common Stock offered hereby, the Selling Stockholders and participating broker-dealers or selling agents may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), in which event any discounts, concessions or commissions they receive, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of such Common Stock by them, may be deemed to be underwriting commissions or discounts under the Securities Act. To the extent required, the specific shares of Common Stock to be sold, names of the Selling Stockholders, purchase price, public offering price, the names of any such broker-dealer or selling agent and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution."

         The Common Stock and Warrants are listed on the automated quotation system of the NASD for small capitalization stocks (the "NASDAQ SmallCap Market") under the symbols "GEGP" and "GEGPW," respectively, and listed on the Boston Stock Exchange under the symbols "GEG" and "GEGW," respectively. On September 17, 1996, the average bid and asked price of the Common Stock as reported by the NASDAQ SmallCap Market was $4.75 and the last reported sales price of the Common Stock on the Boston Stock Exchange was $4.88 per share.


THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.
                              ---------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                              ---------------------
==============================================================================
                     Price to      Proceeds to         Proceeds to Selling
                    Public(1)     Company(2)(3)          Stockholders(4)
- ------------------------------------------------------------------------------
Per share..........                        3.25
Total Maximum......                   2,990,000
==============================================================================

(1) The Selling Stockholders may from time to time effect the sale of their Common Stock at prices and at terms then prevailing or at prices related to the then-current market price. The Common Stock of the Company is traded on the NASDAQ SmallCap Market under the symbol "GEGP" and on the Boston Stock Exchange under the symbol "GEG." On September 17, 1996, the average bid and asked price of the Common Stock as reported by the NASDAQ SmallCap Market was $4.75 per share, and the last reported sales price of the Common Stock on the Boston Stock Exchange was $4.88 per share. The Common Stock sold upon issuance of the Warrants will be sold for $3.25 per share.

(2) The Company will receive proceeds only on the exercise of Warrants and will not receive any proceeds from the sales of the Common Stock.

(3) Without deduction of expenses for the offering (all of which will be borne by the Company), estimated to be approximately $30,000.

(4) The Selling Stockholders will receive proceeds based on the market price of the Common Stock at the time(s) of sale. The Selling Stockholders may pay regular broker' commissions in cash at the time(s) of the sale of their Common Stock. See "Plan of Distribution" for information concerning indemnification of Selling Stockholders.

                     The date of this Prospectus is , 1996.

                    UNCERTAINTY OF FORWARD LOOKING STATEMENTS

     This Prospectus, including any documents that are incorporated by reference as set forth in "Available Information," contains forward looking statements. Such statements are typically punctuated by words or phrases such as "anticipate," "estimate," "projects," "should," "may," "management believes," and words or phrases of similar import. Such statements are subject to certain risks, uncertainties or assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the key factors that may have a direct bearing on the Company's results of operations and financial condition are: (i) the Company's dependence on current management, (ii) competitive practices in the industries in which the Company competes, (iii) the impact of current and future laws and governmental regulations affecting the transportation industry in general and the Company's operations in particular, and (iv) international economic and political conditions. See "Risk Factors."

                              AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at its offices at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549-1004, as well as the Regional Offices of the Commission located at 7 World Trade Center, New York, NY 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Ill 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549-1004 and may also be obtained from the website that the Commission maintains at http:||www.sec.gov. In addition the Common Stock is listed on both the Boston Stock Exchange and the NASDAQ SmallCap Market, and the Company's registration statements, reports, proxy and information statements and other information may also be inspected at the offices of the Boston Stock Exchange, and the NASDAQ SmallCap Market.

     This Prospectus, which constitutes a part of a registration statement (the "Registration Statement") the Company has filed with the Commission under the Securities Act, omits certain information set forth in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of such documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement and the exhibits thereto are on file at the Commission's offices and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the Commission's public reference facilities described above.

                                        2

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company (File No. 1-11480) with the Commission pursuant to the Exchange Act are incorporated by reference and made a part of this Prospectus: (a) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995; (b) the Company's Proxy Statement, dated May 25, 1996 relating to the 1995 Annual Meeting of Stockholders; (c) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and (d) the description of the Common Stock contained in the Company's Registration Statement on Form S-18 filed with the Commission on August 3, 1992 and amended in filings with the Commission on October 1, 1992, November 12, 1992, November 16, 1992, and November 23, 1992. All reports and other documents the Company files pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of Common Stock hereunder shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the filing date of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent a statement contained herein, or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

     The Company will provide a copy of the documents incorporated by reference herein (other than exhibits to such documents) without charge to each person to whom this Prospectus is delivered, upon written or oral request by such person. Requests should be addressed to: Golden Eagle Group, Inc., 120 Standifer Drive, Humble, Texas 77338 and the telephone number is (713) 446-2656.

                                  THE OFFERING


Common Stock Offered by the Selling
Stockholders......................................   838,000 Shares

Common Stock Offered by the Company Upon             Up to 920,000 Shares
Exercise of Warrants..............................

Common Stock Outstanding After the Offering (1)...   6,600,000 Shares

Use of Proceeds from Exercise of Warrants.........   Working capital and general
                                                     corporate purposes

Boston Stock Exchange Symbol......................   GEG and GEGW

NASDAQ Market Symbol..............................   GEGP and GEGPW

- -----------------------------------------------------

(1) Excludes outstanding warrants and options to purchase 426,500 shares of Common Stock at a weighted average of $2.27 per share.

                                        3

                                   THE COMPANY

     Golden Eagle Group, Inc., a Delaware corporation (the "Company") through its wholly-owned subsidiaries, is in the business of providing international transportation logistics and related services. The Company provides logistics services and international ocean and air freight forwarding, primarily for shipments from Texas to Europe, the Middle East, the Far East, Russia/CIS and Africa, from the Washington D.C. area to Europe and Asia and shipments from Miami to Central and South America and the Caribbean, as well as shipments from the Company's other facilities in the United States, and incidental services such as packing, crating and warehousing. As a freight forwarder, the Company plans and facilitates the shipment of goods and merchandise from point of origination to destination by securing ocean or air cargo space, arranging for delivery of goods to carriers and preparing shipping and customs documentation. The Company is also a licensed customs broker.

     The Company maintains its principal office in Houston and branch offices in Miami, San Francisco, Los Angeles, Chicago, New York City (JFK), Washington D.C., Baltimore and Laredo and services overseas points of destination or origination through a network of international freight forwarders who act as local agents for the Company.

     The Company, a successor to a business established in 1979, was incorporated in Delaware on June 29, 1992. Unless the context requires otherwise, the "Company" refers to Golden Eagle Group, Inc. and its consolidated subsidiaries, including DAHER America, Inc. and WTT.

     The Company's executive offices are at 120 Standifer Drive, Humble, Texas 77338 and its telephone number is (713) 446-2656.

                                  RISK FACTORS

     Prospective investors should carefully consider the following factors, in addition to the other information in this Prospectus, when contemplating an investment in the Common Stock.

     DEPENDENCE ON MANAGEMENT. The Company is dependent upon the continued services of Patrick H. Weston, its President and Chief Executive Officer. The loss of the services of Mr. Weston could have a material adverse effect upon the Company.

     MATERIAL DEPENDENCE ON AGENTS. The Company relies on a network of independent freight forwarders who act as agents to provide required services in overseas points of destination or origination, including receiving shipments and arranging for the delivery to consignees and preparing and assisting in the processing of shipping and foreign customs documentation. Many of such agents are retained under oral agreements or pursuant to written agreements terminable at will. Although certain agents are retained on an exclusive basis, many agents are non-exclusive and may also provide services to the Company's competitors. The Company is dependent upon its ability to maintain a satisfactory network of agents, which in some respects is beyond the Company's control, to furnish services successfully to its customers in foreign countries.

     OPERATIONS IN FOREIGN COUNTRIES. International trade is influenced by many factors, including economic and political conditions in the United States and abroad, currency exchange rates, and United States and foreign laws and policies relating to tariffs, trade restrictions, foreign investments and taxation. Doing business in foreign countries also subjects the Company to a variety of risks and considerations not normally encountered by domestic enterprises. In addition to being affected by governmental policies

                                        4

concerning international trade, the Company's business may also be affected by political developments and changes in government personnel or policies in the nations in which it does business. In addition, a substantial portion of the Company's business involves exports from the United States. Any significant strengthening of the dollar might have a negative effect upon exports, thereby requiring the Company to shift the focus of its business to imports. No assurance can be given that it could successfully do so.

     COMPETITION. The Company operates in a highly competitive industry. There are many ocean and air freight forwarders and customs brokers which compete directly with the Company. Many of the Company's competitors have greater financial and other resources than does the Company. There can be no assurance that the Company will be able to continue to compete effectively.

     GOVERNMENT REGULATION. The Company is required to obtain certain permits and licenses from, and certain aspects of its operations are subject to regulation by, governmental agencies such as the Department of Transportation, the Federal Maritime Commission, the Federal Aviation Administration and the Department of the Treasury. The Company does not believe that current government regulation of its business activities imposes significant economic restraints upon its existing operations. However, the loss of certain of its permits and licenses and/or the imposition of new regulations could have a material adverse effect on its business.

     CONTROL BY CURRENT STOCKHOLDERS. Assuming exercise of all of the Warrants and options outstanding, entities controlled by Patrick Daher, a director of the Company, will beneficially own or exercise voting control over approximately 37.5% of the Company's then issued and outstanding shares of Common Stock. Inasmuch as the Company's Certificate of Incorporation does not provide for cumulative voting, Mr. Daher will most likely be able to elect all of the Directors of the Company and control its affairs.

     LACK OF LIQUIDITY. The Common Stock currently trades on both the Boston Stock Exchange and the NASDAQ SmallCap Market. Given the nature of small capitalization stocks, there can be no assurance that a highly liquid market will exist at the time of resale of the securities.

     AUTHORIZATION OF PREFERRED STOCK. The Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. Upon an issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future.

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sales of Common Stock by Selling Stockholders. The likelihood of the Company receiving any proceeds from the exercise of the warrants increases as the market price of the Company's stock increases above the exercise price of the Warrants. If the market price of the Common Stock does not increase to the required levels, the Company will most likely not receive any proceeds from this offering. Assuming the full exercise of the warrants to purchase 920,000 shares at $3.25 per share (expiring on November 23, 1997) the net proceeds to the Company

                                        5

from the sale of 920,000 shares issuable upon exercise of the warrants would be approximately $2,960,000 after deducting expenses payable by the Company.

     The Common Stock covered by this Prospectus that is issuable upon exercise of the Warrants is being registered solely to prepare for execution of Warrants by warrant holders. The Company is not using the Common Stock to finance any specific projects. The proceeds raised from the exercise of the Warrants will be combined with other working capital and be applied to general corporate purposes.

                              SELLING STOCKHOLDERS

     The following table reflects the beneficial ownership of the Common Stock as of September 17, 1996 with respect to each of the Selling Stockholders.

                                                SHARES OWNED                              SHARES TO BE OWNED
                                             BENEFICIALLY PRIOR         SHARES TO       BENEFICIALLY AFTER THE
                                             TO THE OFFERING(2)        BE SOLD IN             OFFERING(2)
                                         --------------------------        THE       -----------------------------
      NAME OF BENEFICIAL OWNER(1)           NUMBER       PERCENT        OFFERING         NUMBER         PERCENT
                                         ------------  ------------  --------------- ---------------  ------------
Howard Bronson                                 4,000        *                 4,000         0              0

Brent M. Burns                                 7,500        *                 7,100         0              0

Steven Kessler                                 4,000        *                 4,000         0              0

Jack Moore                                   200,000       3.5              200,000         0              0

Michael Moore                                200,000       3.5              200,000         0              0

David R. Pulk                                 15,000        *                15,000         0              0

Jack F. Ryan                                  18,000        *                18,000         0              0

Henry Youngblood                             400,000       7.0              400,000         0              0
                                         ------------  ------------  --------------- ---------------  ------------

     Total                                   838,000                        838,000         0
                                         ============                =============== ===============

* Less than 1%

(1) Shares of Common Stock that are not outstanding but that can be acquired by a person upon exercise of an option with 60 days are included in computing the percentage for such person but are not included in computing the percentage for any other person.

     The following persons have the indicated relationship with the Company: (i) David R. Pulk is a Senior Vice President of the Company, (ii) Jack F. Ryan is a branch manager of the Company, (iii) Jack Moore is a Vice President of World Trade Transport of Virginia, Inc. ("WTT"), a wholly owned subsidiary of the Company, (v) Michael Moore is a Vice President of WTT and (vi) Howard Bronson and Steven Kessler are financial and public affairs consultants to the Company. Except as described above, none of the above security holders has held any position, office or had any other material relationship with the Company or its affiliates in the past three years. In July of 1995, the Company acquired all of the outstanding capital stock of WTT, a privately held full-service regional freight forwarder and customs broker. Pursuant to the Agreement and Plan of Merger, Jack Moore, Michael Moore and Henry Youngblood, WTT's stockholders, conveyed their stock to the Company in exchange for the issuance of an aggregate of 800,000 shares of Common Stock and $1.0 million in cash.

                                        6

                              PLAN OF DISTRIBUTION

SECURITIES BEING REGISTERED

     The following securities are being registered pursuant to this Prospectus:

     1. The resale of 4,000 shares owned by Howard Bronson acquired as payment for financial services rendered.

     2. The resale of 4,000 shares owned by Steve Kessler as payment for financial services rendered.

     3. The resale of 18,000, 7,500 and 4,500 shares owned by Jack F. Ryan, Brent M. Burns and David R. Pulk, respectively, which were acquired in connection with the exchange of certain assets.

     4. The resale of 200,000, 200,000 and 400,000 by Jack Moore, Michael Moore and Henry Youngblood, respectively, acquired in July 1995 as partial payment for all of the outstanding stock of WTT.

     5. The sale by the Company of up to 920,000 shares that may be acquired by certain persons upon the exercise of Warrants.

PLAN OF DISTRIBUTION

     It is anticipated that the Selling Stockholders may sell the shares of Common Stock offered hereby in open market or block transactions or otherwise in accordance with the regulations of the NASDAQ SmallCap Market and the Boston Stock Exchange, or in private transactions, at prices related to prevailing market prices or at negotiated prices. The methods by which the shares offered hereby may be sold include: (a) a block trade attempt (which may involve crosses) in which the broker or dealer so engaged will attempt to sell securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) exchange distributions and/or secondary distributions in accordance with the rules of the NASDAQ SmallCap Market and the Boston Stock Exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (e) privately negotiated transactions.

     Upon any sale of the shares of Common Stock offered hereby, the Selling Stockholders and participating broker-dealers or selling agents may be deemed to be "underwriters" as that term is defined in the Securities Act, in which event any discount, concessions, or commissions they receive, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of such Common Stock by them, may be deemed to be underwriting commissions or discounts under the Securities Act. The Company will not receive any of the proceeds from the sale by Selling Stockholders of the shares offered hereby.

     There is no assurance that the Selling Stockholders will sell any or all of the shares offered hereby. Upon a material change in the plan of distribution disclosed in this Prospectus, the Selling Stockholders will not be able to effect transactions in the Common Stock pursuant to this Prospectus until such time as a post-effective amendment to the Registration Statement is filed with, and declared effective by, the Commission.

                                        7

     The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, and to contribute to certain payments the Selling Stockholders may be required to make in respect thereof.

                            DESCRIPTION OF SECURITIES

     The securities of the Company, including the Common Stock, warrants, and preferred stock are described at length in the prospectus filed with the Commission (File No. 33-49878-A) and dated November 24, 1992.

                               RECENT DEVELOPMENTS

     There have been no material changes in the Company's affairs since the filing of the Company's Quarterly Reports on Form 10-Q for the quarter ended June 30, 1996 which report has been incorporated herein by reference.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P., Houston, Texas.

                                     EXPERTS

     The consolidated balance sheets as of December 31, 1995 and 1994 and the consolidated statements of operations, stockholders' equity and cash flows for the years then ended incorporated by reference in this Prospectus and elsewhere in the Registration Statement, have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                        8

     No dealer, sales representative, or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any agent. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the securities to which it relates or an offer to or a solicitation of any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.
                                  ------------

                                TABLE OF CONTENTS

                                      Page

                                   Prospectus

Available Information.........................
Incorporation of Certain Documents
  by Reference................................
The Offering
The Company...................................
Investment Considerations.....................
Use of Proceeds...............................
Plan of Distribution..........................
Selling Stockholders..........................
Recent Developments...........................
Legal Matters.................................
Experts.......................................

                                1,758,000 Shares

                            GOLDEN EAGLE GROUP, INC.

                                  Common Stock

                                   PROSPECTUS

                                      1996

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The Registrant estimates that expenses in connection with the offering described in this Registration Statement will be as follows. All of the amounts except the SEC registration fee are estimates.
                  Item                                     Amount
- --------------------------------------------       ------------------------

SEC registration fee......................

Legal fees and expenses...................

Accounting fees and expenses..............

Printing expenses.........................

Blue Sky fees.............................

Miscellaneous.............................
                                                   ------------------------

  Total...................................
                                                   ========================


Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated ByLaws provide that the directors and officers of the Registrant shall be indemnified by the Registrant against certain liabilities that those persons may incur in their capacities as directors or officers. Furthermore, the Registrant's Restated Certificate of Incorporation eliminates the liability of directors of the Registrant, under certain circumstances, to the maximum extent permitted by the Delaware General Corporation Law.

Item 16.  EXHIBITS.

         *5.1 Legal Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., regarding legality of securities being registered.

         23.1     Consent of Coopers & Lybrand, L.L.P.

         23.2 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (to be included in Exhibit 5.1).

         24.1     Power of Attorney (filed with signature page).

- -------------
*  To be filed by amendment

         All other schedules are omitted because they are inapplicable or the requested information is shown in the financial statements or noted therein.

Item 17.  UNDERTAKINGS.

         (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     II - 1

If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (b)      The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Humble, State of Texas, on September 6, 1996.

                             GOLDEN EAGLE GROUP, INC.


                             By:      /S/  PATRICK H. WESTON
                             Name:    Patrick H. Weston
                             Title:   President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Patrick H. Weston and Donald A. Nodorft and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file same, with all exhibits thereto, and all documents in connection therewith, with such changes as they may deem appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act of 1933, as amended, and all rules, regulations and requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, and their or his substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ PATRICK M. DAHER                            Chairman of the Board of                                        September 6, 1996
Patrick M. Daher                                Directors

/S/ PATRICK H. WESTON                           Chief Executive Officer,                                        September 6, 1996
Patrick H. Weston                               President and Director
                                                (Principal Executive Officer)

/S/ GARY M. GOLDFARB                            Executive Vice President-                                       September 6, 1996
Gary M. Goldfarb                                Corporate Development,
                                                Director

/S/ CARLOS A. MACALUSO                          Executive Vice President-Sales                                  September 6, 1996
Carlos A. Macaluso                              and Marketing, Director

/S/ WILLIAM G. GOLDFARB                         Director                                                        September 6, 1996
William G. Goldfarb

/S/ KEITH BATES                                 Director                                                        September 6, 1996
Keith Bates

/S/ JOHN DARDEN                                 Director                                                        September 6, 1996
John Darden

/S/ DONALD A. NODORFT                           Vice President, Finance and                                     September 6, 1996
Donald A. Nodorft                               Chief Accounting Officer
                                                (Principal Financial and
                                                Account Officer)